UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2007

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

425 W. Randolph Street

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2007, NAVTEQ German Holdings B.V., a private company with limited liability organized under the laws of The Netherlands (“NAVTEQ Germany”), MapSolute GmbH, a limited liability company organized under the laws of Germany (“MapSolute”) and each of the stockholders of MapSolute entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which NAVTEQ Germany acquired all of the outstanding capital stock of MapSolute for a total purchase price of approximately $40 million, subject to certain potential purchase price adjustments (the “Purchase Price”).

Alexander Wiegand and Thomas Golob (the “Founders”), who together held approximately 55% of the outstanding capital stock of MapSolute, have agreed to continue to serve as Managing Directors of MapSolute.

The Agreement, certain related agreements, and the transactions contemplated thereby have been approved by the Board of Directors of NAVTEQ Corporation, the ultimate parent company of NAVTEQ Germany.

Pursuant to the Agreement, each MapSolute stockholder received his, her or its allocable portion of the Purchase Price subject, in the case of the Founders, to certain purchase price adjustments.  Approximately $6.5 million of the Purchase Price that would have been otherwise payable to the Founders has been deposited in escrow to secure the Founders’ indemnification obligations, to secure any potential purchase price adjustments and to provide incentives for the Founders to continue as Managing Directors of MapSolute. A portion of any remaining escrowed amounts will be released eighteen (18) months after the date of the Agreement (subject to any amounts withheld to satisfy any claims), with the remainder released in equal portions on the second and third anniversary thereof.

The Agreement contains customary representations, warranties, covenants and related indemnification provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed hereto as Exhibit 10.1, which is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

10.1	Stock Purchase Agreement, dated as of November 6, 2007, by and among NAVTEQ German Holdings B.V., MapSolute GbmH and the individuals listed on an exhibit thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: November 7, 2007
	By:	/s/ David B. Mullen
David B. Mullen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement, dated as of November 6, 2007, by and among NAVTEQ German Holdings B.V., MapSolute GbmH and the individuals listed on an exhibit thereto.